Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-203114 and File No. 333-210459) of Enlivex Therapeutics Ltd. of our report dated March 28, 2019 with respect to the financial statements of Enlivex Therapeutics R&D Ltd. included in this Annual Report on Form 20-F of Enlivex Therapeutics Ltd. for the year ended December 31, 2018 filed with the Securities and Exchange Commission.

/s/ YAREL + PARTNERS

Yarel + Partners

Tel Aviv, Israel

April 30, 2019